Exhibit 3.25
BY-LAWS
OF
COMMUNICATIONS NETWORK CONSULTANTS, INC.
ARTICLE I. OFFICES
     1.01 The principal office of the corporation in the State of Rhode Island shall be located in the City of Providence. The Corporation may have such other offices either within or without the State of Rhode Island as the Board of Directors may designate or as the business of the corporation may require from time to time.
ARTICLE II. SHAREHOLDERS
     2.01 Annual Meeting. The annual meeting of the shareholders shall be held at such time, place and on such date as the Board of Directors shall designate and as stated in the notice of the meeting, said date to be no later than six months following the end of the Corporation’s fiscal year. The purpose of such meeting shall be the _election of directors and the transaction of such other business as may properly come before it. If the election of directors shall not be held on the day designated for an annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders to be held as soon thereafter as may be practicable. Failure to hold the annual meeting at or within the designated time, or to elect directors at or within such time, shall not work forfeiture or a dissolution of the Corps : on, and shall not otherwise affect valid corporate.

     2.02 Special Meetings. Special meetings of the shareholders, for any purpose or purposes,-unless otherwise prescribed by statute, may be called by the President or a majority of the Board of Directors, and shall be called by the President at the request of the holders of not less than one-tenth of all outstanding shares of the corporation entitled to vote at the meeting.
     2.03 Place of Meeting. The Board of Directors or President may designate any place, either within or without the State of Rhode Island, as the place of meeting for any annual or special meeting of shareholders called by the Board of Directors or President. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Rhode Island, as the place for the holding of such meeting. If no designation is made for a special or annual meeting, the place of meeting shall be the principal office of the corporation in the State of Rhode Island.
     2.04 Notice of Meeting. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation with postage thereon prepaid.
     2.05 Quorum. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders.
     2.06 Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.
     2.07 Action by Shareholders Without a Meeting. Any action required to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.
ARTICLE III. BOARD OF DIRECTORS
     3.01 General Powers. The Directors shall have all the powers vested in a Board of Directors in a business corporation except as otherwise provided in the Articles of Incorporation and these By-Laws. Without limiting the generality of the foregoing, they shall have the general direction, control and management of the property and business of the corporation; they may employ and remove all agents as they may deem necessary; they shall determine the compensation and duties (in addition to those fixed by these By-Laws) of all officers, agents and servants of the corporation, and they shall generally do all things consistent with these By-Laws as they shall deem best calculated to promote the interests of the shareholders.
     3.02 Number, Tenure and Qualifications. The number of directors of the corporation shall be three, provided that if all of the outstanding shares of common stock of the corporation are owned by fewer than three shareholders, the shareholders may fix the number of directors at a number not less than the number of shareholders. Each Director shall hold office at the pleasure of the shareholders, and, unless sooner removed, until the next annual meeting of shareholders and until his successor shall have been elected and qualified.
     3.03 Meetings. Meetings of the Board of Directors may be called by or at the request of the President or any two Directors. The person or persons authorized to call meetings of the Board of Directors may fix any place, either within or without the State of Rhode Island, as the place for holding any meeting of the Board of Directors called by them; provided that no such meeting shall be held in any place outside the State of Rhode Island without the consent of all the Directors unless the corporation maintains a place of business at such place. Any such meeting may be held by means of a telephone conference circuit, and connection to such circuit shall constitute presence at such meeting.

     3.04 Notice. Notice of any meeting shall be given at least five days previously thereto by written notice delivered personally, by mail or by telegraph to each Director. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any Director may waive notice of any meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice of waiver of notice to such meeting.
     3.05 Quorum. A majority of the number of Directors fixed pursuant to 3.02 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than a majority is present, it may adjourn the meeting from time to time without further notice.
     3.06 Manner of Acting. Action may be taken by the Board of Directors by a majority of the Board.
     3.07 Action Without a Meeting. Any action may be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so to be taken, shall be signed before or after such action by all of the Directors.
     3.08 Vacancies. Any vacancy occurring in the Board of Directors shall be filled by the affirmative vote of a majority of the shareholders or the remaining directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of Directors may be filled by election by the shareholders for a term of office continuing only until the next election of Directors by the shareholders.
     3.09 Removal. Any Director may be removed by only the affirmative vote of a majority of the outstanding shares at any time with or without cause.
ARTICLE IV. OFFICERS
     4.01 Number. The officers of the corporation shall be a President, a Vice President, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. Any two or more offices may be held by the same person.
     4.02 Election and Term of Office. The officers of the corporation shall be elected annually and each officer shall. hold office until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall resign or shall have been removed in the manner hereinafter provided.
     4.03 Removal. Any officer may be removed only by the affirmative vote of a majority of the outstanding shares with or without cause at any time.

     4.04 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.
     4.05 President. The President shall be the chief executive officer of the corporation, and subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. He shall preside at all meetings of the shareholders and of the Board of Directors. He nay sign, with the Secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent. of the corporation or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.
     4.06 The Vice President. In the absence of the President or in the event of his death, inability or refusal to act, the Vice President shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the corporation; and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.
     4.07 The Secretary. The Secretary shall: (a) keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with another officer certificates for shares of the corporation, issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and any such other duties as these By-Laws shall require or as from time to time may be assigned to him by the President or by the Board of Directors.
     4.08 The Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for money banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these By-Laws;

and (c) may sign with another officer certificates for shares of the corporation, and in general perform all of the duties incident to the office of Treasurer and such other duties required by these By-Laws or as from time to time may be assigned to him by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.
     4.09 Additional Officers. Such additional officers as may be deemed necessary may be elected and removed by the Board of Directors at any time with or without cause.
ARTICLE V. CERTIFICATES FOR SHARES
     5.01 Certificates for Shares. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors, and shall be signed by any two officers of the corporation.
     5.02 Preemptive Right.
     A. No shareholder, including the executor or administrator of a deceased shareholder, shall have the right to sell, transfer (by gift or otherwise), pledge or encumber his stock in this corporation unless he shall first have offered in writing to sell such stock to the corporation (or if the corporation fails to purchase the same, then to all of the other shareholders, on a pro rata basis) at the lowest price at which he is willing to sell the same, and the corporation and/or the other shareholders have either refused to purchase said stock or have neglected to exercise their option to purchase within twenty days after receipt of such notice as hereinafter set forth.
     B. Any shareholder offering to sell his stock as aforesaid, shall state in writing the price at which he desires to sell said stock, and the corporation shall have the right to purchase said stock at the price so stated provided the corporation shall notify the selling shareholder in writing within twenty days after receipt by it of the offer to sell that it elects to exercise its option to purchase. If accepted, the date of purchase shall be sixty days from the date the notice was mailed to the corporation.
     C. If the corporation shall fail to accept the offer to purchase the stock within twenty days after receipt of the notice, thee selling shareholder shall send a similar notice to the remaining shareholders who shall have twenty days after the mailing of the same in which to notify the selling shareholder of their intention to purchase the same. If less than all of the stock shall be accepted, the offer shall be deemed rejected unless the remaining shareholders agree to purchase the remaining stock. If some but not less than all of the stock shall be accepted, the selling shareholder shall promptly offer the balance of the stock to the accepting shareholders pro rata. They shall have twenty days from mailing of that notice to accept the same. If some but not all is accepted, the same procedure shall be followed until either all is accepted or some remains unsold. If some remains unsold at that point, then the offer in its entirety shall be deemed rejected. The date of purchase shall be sixty days from the date all the stock has been accepted.
     D. If the other shareholders shall either notify the selling shareholder that they do not desire to purchase his stock or fail, within twenty days after receipt of his offer to sell, to notify him of their intention to purchase as aforesaid, the selling shareholder shall be entitled to sell his stock to any person at not less, however, than the amount at which he offered it to the corporation and all of the other shareholders.
     E. The corporation shall be entitled to refuse to register the name of any transferee of stock as an owner thereof on its records if he shall have paid less than the amount at which it was offered to the corporation and all of the other shareholders, and may require a statement from him under oath as to the amount which he has paid for said stock.
     F. The corporation and all of the other Stockholders may waive the provisions of this paragraph at any time.
     5.03 Stock Transfers. All transfers of stock of the corporation shall be made upon its books by the holder of the shares in person or by his lawfully constituted representative, upon surrender or certificates of stock for cancellation.
ARTICLE VI. CORPORATE SEAL
          The corporation shall have a corporate seal bearing

the name of the corporation and the year and state of incorporation. The Board of Directors may change the form of the seal and the inscription thereon at any time at their discretion.
ARTICLE VII. WAIVER OF NOTICE
     Whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of these By-Laws or under the provisions of the Articles of Incorporation or under the provisions of the Rhode Island Business Corporation Act, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.
ARTICLE VIII. INDEMNIFICATIONS
     Every director, officer, or employee of the corporation shall be indemnified by the corporation against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him in connection with any proceeding to which he may be made a party, or in which he may become involved, by reason of his being or having been a director, officer, or employee of the corporation, or any settlement thereof, whether or not he is a director, officer, or employee at the time such expenses are incurred, except in such cases wherein the director, officer, or employee is adjudged guilty of willful misfeasance in the performance of his duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the corporation. The foregoing right of indemnification shall be in addition to and not exclusive of all other rights to which such director, officer, or employee may be entitled.

ARTICLE IX. AMENDMENTS
     These By Laws may be altered, amended or repealed and new By-Laws may be adopted by an affirmative vote of a majority of the shareholders at any regular or special meeting. The Board of Directors may not amend these By-Laws.

UNANIMOUS CONSENT OF THE BOARD OF DIRECTORS
OF
CNC/ACCESS, INC.
     The undersigned being all of the members of the Board of Directors of CNC/ACCESS, INC. (the “Corporation”), do hereby unanimously consent to the adoption of the following resolution effective as of Oct. 15, 2004.
WHEREAS, the Board of Directors has determined that the bylaws of the Corporation are too specific with respect to the scheduling of the annual meeting of the Corporation and the Board of Directors has determined that it is in the best interest of the Board and of the Corporation to amend the bylaws to add greater flexibility and discretion with respect to the scheduling of the annual meeting;
RESOLVED, that Article II, Section 2.01 of the Bylaws of the Corporation be and they hereby are amended in its entirety to read as follows:
     Annual Meetings. The annual meeting of the shareholders shall be held at such time, place and on such date as the Board of Directors shall designate and as stated in the notice of the meeting, said date to be no later than six months following the end of the Corporation’s fiscal year. The purpose of such meeting shall be the _election of directors and the transaction of such other business as may properly come before it. If the election of directors shall not be held on the day designated for an annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders to be held as soon thereafter as may be practicable. Failure to hold the annual meeting at or within the designated time, or to elect directors at or within such time, shall not work forfeiture or a dissolution of the Corps : on, and shall not otherwise affect valid corporate.

/s/ Ronald G. Geary Ronald G. Geary

/s/ Ralph G. Gronefeld,Jr. Ralph G. Gronefeld, Jr.

/s/ Katherine W. Gilchrist Katherine W. Gilchrist

/s/ Martin Miller Martin Miller

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